Exhibit 10.2
AMENDMENT TO
BOB EVANS FARMS, INC. AND AFFILIATES
FOURTH AMENDED AND RESTATED
EXECUTIVE DEFERRAL PROGRAM

This Amendment (the “Amendment”) to the Bob Evans Farms, Inc. and Affiliates Fourth Amended and Restated Executive Deferral Program (the “Plan”) is effective as of this 19th day of August, 2015.
WHEREAS, Bob Evans Farms, Inc. (the “Corporation”) previously adopted the Plan to be effective as of May 26, 2010; and
WHEREAS, pursuant to Section 8.01 of the Plan, the Corporation desires to amend the Plan as set forth in this Amendment;
NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 6.04(g) is hereby amended by deleting the following:
“Members will be fully vested their Stock Award Accounts.”
And replacing such language with the following:
“6.04 (g) Except as otherwise stated in the award or grant agreement for an equity award which requires vesting of the award or grant, members will be fully vested in their Stock Award Accounts. To the extent there is a conflict between a provision in this Section 6.04 and an award or grant agreement as to vesting, the award or grant agreement shall control.”
2.    All remaining provisions of the Plan shall remain unchanged.
IN WITNESS WHEREOF, the Corporation has caused this Amendment to be adopted by the Compensation Committee of the Board of Directors effective as of the date set forth above.